UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2012

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911
Registrant’s telephone number, including area code

not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 26, 2012, the Company held its Annual Meeting of Shareholders. The total number of shares represented at the meeting by valid proxies and ballots was 181,474,972 shares, which is 86.2% of the shares of stock entitled to vote at the meeting and which constituted a quorum. The final voting results for the matters submitted to a vote of shareholders at the Annual Meeting follow.

1.	Election of Directors. All of the nominees for director were elected to serve until the Company’s 2015 Annual Meeting, or until his or her earlier death, resignation, or retirement, by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Votes
Mario L. Baeza	161,132,164	5,457,972	397,545	14,487,291
Susan K. Carter	158,591,922	8,085,611	310,148	14,487,291
John E. McGlade	161,952,551	4,750,086	285,044	14,487,291

2.	Ratification of Appointment of Independent Auditors. The appointment of KPMG LLP as independent registered public accountants for the fiscal year ending September 30, 2012 was ratified by the shareholders by the votes set forth in the table below.

For	Against	Abstain
180,239,192	1,061,076	174,704

3.	Advisory Vote on Executive Officer Compensation. The shareholders approved on an advisory basis the compensation of the Executive Officers by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
158,789,649	7,281,687	916,345	14,487,291

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: January 27, 2012	By:	/s/ Paul E. Huck
Paul E. Huck
Senior Vice President and Chief Financial Officer

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